UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2015

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway The Colony, Texas	75056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

6175 Main Street, Suite 420

Frisco, Texas 75034

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2015, Brian S. Dick tendered his resignation as our President and Chief Executive Officer and as a director of our company. We thank him for his contributions to our company, and we wish him well in his future endeavors.

Upon receipt of Mr. Dick’s resignation, we appointed Michael F. Golden as Interim Chief Executive Officer of our company. Mr. Golden, age 61, has served as a director of our company since October 2012. Mr. Golden has served as a director of Smith & Wesson Holding Corporation, a publicly held manufacturer of firearms, since December 2004. Mr. Golden served as the President and Chief Executive Officer of Smith & Wesson Holding Corporation from December 2004 until his retirement in September 2011. Mr. Golden was employed in various executive positions with the Kohler Company from February 2002 until joining Smith & Wesson Holding Corporation, with his most recent position being the President of its Cabinetry Division. Mr. Golden was the President of Sales for the Industrial/Construction Group of the Stanley Works Company from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President – Sales and Marketing for a division of The Black & Decker Corporation where he was employed from 1981 until 1996. Since February 2013, Mr. Golden has served as a member of the board of directors, a member of the Audit Committee, and a member of the Governance Committee of Trex Company, Inc., a New York Stock Exchange-listed manufacturer of high-performance wood-alternative decking and railing.

For a period of the shorter of one year or until our appointment of a new Chief Executive Officer, Mr. Golden will receive $25,000 per month, portions of which may be paid in the form of either cash or stock at the option of Mr. Golden (subject to the applicable limits in our 2012 Incentive Compensation Plan). Mr. Golden will also be eligible for an annual bonus as established by our Compensation Committee. In addition, Mr. Golden was granted options to purchase an aggregate of 975,000 shares of our common stock, which will vest monthly over a period of 12 months. The options will have an exercise price of $0.79. There are no other arrangements or understandings pursuant to which Mr. Golden was appointed Interim Chief Executive Officer of our company. There are no family relationships among any of our directors, executive officers, and Mr. Golden. There are no related party transactions between us and Mr. Golden reportable under Item 404(a) of Regulation S-K.

We also have appointed Timothy A. Semones as Chief Operating Officer of our company. Mr. Semones, age 58, has served as Senior Vice President of Operations of our subsidiary, Quest Resource Management Group, LLC, or QRMG, since April 2013; served as Regional Sales Vice President of QRMG from June 2012 to April 2013; and served as National Account Sales Manager of QRMG from April 2011 to June 2012. Prior to joining QRMG, Mr. Semones served as Strategic Account Manager and EHS Manager of Safety-Kleen Systems, Inc., an environmental services provider, from January 1989 to April 2011.

In connection with the appointment of Mr. Semones as our Chief Operating Officer, Mr. Semones will receive an annual base salary of $210,000. Mr. Semones will also be eligible for an annual bonus as established by our Compensation Committee. There are no other arrangements or understandings pursuant to which Mr. Semones was appointed Chief Operating Officer of our company. There are no family relationships among any of our directors, executive officers, and Mr. Semones. There are no related party transactions between us and Mr. Semones reportable under Item 404(a) of Regulation S-K.

We issued a press release announcing the resignation of Mr. Dick and the appointment of Mr. Golden and Mr. Semones on November 2, 2015, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Exhibits

99.1	Press release from Quest Resource Holding Corporation, dated November 2, 2015, entitled “Quest Resource Appoints Michael Golden as Interim Chief Executive Officer and Promotes Tim Semones to Chief Operating Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2015	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release from Quest Resource Holding Corporation, dated November 2, 2015, entitled “Quest Resource Appoints Michael Golden as Interim Chief Executive Officer and Promotes Tim Semones to Chief Operating Officer”